EXHIBIT 99.B4



                          LORD ABBETT INVESTMENT TRUST
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                        U.S. GOVERNMENT SECURITIES SERIES

CERTIFICATE NO.   DATE     SHARES      ACCOUNT NO.


         THIS IS TO CERTIFY THAT                                      CUSIP NO.



         is the registered holder of fully paid and non-assessable Shares, of beneficial iterest, of a series, U.S. Government Securities series (herein called the "Series"), of the LORD ABBETT INVESTMENT TRUST (hereinafter called the "Trust") transferable on the books of the Trust in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Cerificate is not valid until countersigned by a Transfer Agent and Registrar.
         WITNESS the seal of the Trust and the signatures of its duly authorized officers.

Dated:

/s/ Keith O'Connor                    Ronald P. Lynch
    Treasurer                       Chairman of the Board


                 Countersigned:

                             UNITED MISSOURI BANK OF KANSAS CITY,
               National Association               Transfer Agent and Registrar

               By:     DST Systems, Inc.          SERVICE AGENT
                            (Kansas City, Missouri)


                              AUTHORIZED SIGNATURE


LORD ABBETT INVESTMENT TRUST
CORPORATE SEAL
1993
A DELAWARE BUSINESS TRUST